UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2008

OCEANAUT, INC.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands

(State or other jurisdiction of incorporation)

6770 (Commission File Number)	N/A (IRS Employer Identification No.)

17TH Km National Road Athens-Lamia & Finikos Street
145 64 Nea Kifisia
Athens, Greece
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: +30-210-620-9520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On January 28, 2008, Oceanaut, Inc. (the “Company”) entered into nine tripartite agreements (each, an “Agreement”) pursuant to which the terms of nine Memoranda of Agreement, each dated October 12, 2007 (each, an “MOA”), relating to the purchase by the Company of the following vessels were amended to make the wholly-owned subsidiaries nominated by the Company to purchase each such vessel (each, a “Nominee”) parties to each such MOA, such that each Nominee shall assume all of the rights and obligations of the Company under each respective MOA:

•	The “M/V HAMBURG MAX”
•	The “M/V BERGEN MAX”
•	The “M/V BREMEN MAX”
•	THE “M/V MIDEN MAX”
•	One bulk carrier under construction having Hull No. KA215
•	One bulk carrier under construction having Hull No. KA216
•	One bulk carrier under construction having Hull No. KA217
•	One bulk carrier under construction having Hull No. S1024
•	One bulk carrier under construction having Hull No. S1025

A copy of each Agreement is attached hereto as Exhibits 10.1 through and including 10.9, the terms of which are incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1

Tripartite Agreement amending the Memorandum of Agreement relating to the M/V HAMBURG MAX, dated January 28, 2008, by and among the Company, Gavial Marine Corporation, as nominee, and Shoreline Universal Limited, as seller.

10.2

Tripartite Agreement amending the Memorandum of Agreement relating to the M/V BERGEN MAX, dated January 28, 2008, by and among the Company, Skelton Maritime Ltd., as nominee, and Ikeston Star Shipping Inc., as seller.

10.3

Tripartite Agreement amending the Memorandum of Agreement relating to the M/V BREMEN MAX, dated January 28, 2008, by and among the Company, Raman Investments Ltd., as nominee, and Pavey Services Ltd., as seller.

10.4

Tripartite Agreement amending the Memorandum of Agreement relating to the M/V MIDEN MAX, dated January 28, 2008, by and among the Company, Roxy S.A., as nominee, and Spelman International Corp., as seller.

10.5

Tripartite Agreement amending the Memorandum of Agreement relating to Hull No. KA215, dated January 28, 2008, by and among the Company, Tunmore Shipholding Co., as nominee, and Kalistos Maritime S.A., as seller.

10.6

Tripartite Agreement amending the Memorandum of Agreement relating to Hull No. KA216, dated January 28, 2008, by and among the Company, Lumley Shipholding S.A., as nominee, and Kalithea Maritime S.A., as seller.

10.7

Tripartite Agreement amending the Memorandum of Agreement relating to Hull No. KA217, dated January 28, 2008, by and among the Company, Tember Incorporated, as nominee, and Karyatides Maritime S.A., as seller.

10.8

Tripartite Agreement amending the Memorandum of Agreement relating to Hull No. S1024, dated January 28, 2008, by and among the Company, Amara Enterprises Ltd., as nominee, and Cape Ann Marine Inc., as seller.

10.9

Tripartite Agreement amending the Memorandum of Agreement relating to Hull No. S1025, dated January 28, 2008, by and among the Company, Inari Company Limited, as nominee, and Cape Breton Marine Inc., as seller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2008	OCEANAUT, INC.
/s/ Christopher J. Georgakis
Christopher J. Georgakis President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Tripartite Agreement amending the Memorandum of Agreement relating to the M/V HAMBURG MAX, dated January 28, 2008, by and among the Company, Gavial Marine Corporation, as nominee, and Shoreline Universal Limited, as seller.

10.2

Tripartite Agreement amending the Memorandum of Agreement relating to the M/V BERGEN MAX, dated January 28, 2008, by and among the Company, Skelton Maritime Ltd., as nominee, and Ikeston Star Shipping Inc., as seller.

10.3

Tripartite Agreement amending the Memorandum of Agreement relating to the M/V BREMEN MAX, dated January 28, 2008, by and among the Company, Raman Investments Ltd., as nominee, and Pavey Services Ltd., as seller.

10.4

Tripartite Agreement amending the Memorandum of Agreement relating to the M/V MIDEN MAX, dated January 28, 2008, by and among the Company, Roxy S.A., as nominee, and Spelman International Corp., as seller.

10.5

Tripartite Agreement amending the Memorandum of Agreement relating to Hull No. KA215, dated January 28, 2008, by and among the Company, Tunmore Shipholding Co., as nominee, and Kalistos Maritime S.A., as seller.

10.6

Tripartite Agreement amending the Memorandum of Agreement relating to Hull No. KA216, dated January 28, 2008, by and among the Company, Lumley Shipholding S.A., as nominee, and Kalithea Maritime S.A., as seller.

10.7

Tripartite Agreement amending the Memorandum of Agreement relating to Hull No. KA217, dated January 28, 2008, by and among the Company, Tember Incorporated, as nominee, and Karyatides Maritime S.A., as seller.

10.8

Tripartite Agreement amending the Memorandum of Agreement relating to Hull No. S1024, dated January 28, 2008, by and among the Company, Amara Enterprises Ltd., as nominee, and Cape Ann Marine Inc., as seller.

10.9

Tripartite Agreement amending the Memorandum of Agreement relating to Hull No. S1025, dated January 28, 2008, by and among the Company, Inari Company Limited, as nominee, and Cape Breton Marine Inc., as seller.